Exhibit 99.1

Christopher Taylor

Investor Relations

781-398-2466

Sarah Emond

Media Relations

781-398-2544

For Immediate Release:

Oscient Pharmaceuticals to Present Clinical Data on FACTIVE® Tablets at CHEST 2005

— Data presentations address utility of FACTIVE in high-risk patients and against resistant infections —

Waltham, Mass, October 31, 2005 – Four poster presentations highlighting data from Oscient Pharmaceuticals’ (Nasdaq: OSCI) FDA-approved fluoroquinolone antibiotic, FACTIVE® (gemifloxacin mesylate) tablets, are being presented at CHEST 2005, the Annual Meeting of the American College of Chest Physicians (ACCP). Included in the program are data exploring the clinical activity of FACTIVE in treating acute bacterial exacerbations of chronic bronchitis (AECB), community-acquired pneumonia (CAP) in patients with risk factors and co-morbidities and respiratory tract infections caused by resistant bacteria.

“The data in these posters reinforce the use of FACTIVE, the most potent fluoroquinolone in vitro, as a first-line agent for CAP and AECB patients with co-morbidities,” stated Steven M. Rauscher, President and Chief Executive Officer. “Our data also support the recommendations made in recent AECB and CAP treatment guidelines that these are the patients for whom fluoroquinolone therapy is the most appropriate choice.”

Presentation Schedule

Wednesday, November 2, 2005, 12:30 pm – 2:00 pm: Session ID 1799

•	Poster #578 – Patient Risk Factors in Community-Acquired Pneumonia Infections Outcome Following Treatment with Gemifloxacin

•	Meta-analysis of five Phase III trials examined clinical outcomes in patients being treated for community-acquired pneumonia with diabetes, chronic obstructive pulmonary disease, heart disease and those who received prior antibiotic therapy; data showed high success rates in patients with these conditions treated with FACTIVE.

•	Poster #581 – Disease Severity and History of Chronic Bronchitis and their Impact on Clinical Outcome with Acute Exacerbation of Chronic Bronchitis Patients Treated with Gemifloxacin

•	Data from ten Phase III trials studying FACTIVE for acute bacterial exacerbations of chronic bronchitis detailed clinical outcomes of patients based on disease severity; data demonstrated good long-term success rates with FACTIVE.

•	Poster #583 – Cardio-Pulmonary Medical History and the Effect on Clinical Outcome of Community-Acquired Pneumonia Infections Treated with Gemifloxacin

•	Meta-analysis of five Phase III clinical trials examined the utility of FACTIVE in treating patients with community-acquired pneumonia who also suffered from cardiopulmonary disease (e.g. hypertension, ischemic heart diseases, heart failure); data indicated high clinical success rates with FACTIVE in this population.

•	Poster #585 – Resistance Phenotypes of Streptococcus pneumoniae and Clinical Outcome of Respiratory Tract Infections Treated with Gemifloxacin

•	Analysis of pooled data from 17 Phase III trials examined clinical success in community-acquired pneumonia, acute bacterial exacerbations of chronic bronchitis and acute bacterial

CHEST Overview

October 31, 2005

sinusitis caused by resistant Streptococcus pneumoniae; results showed good clinical success rates with FACTIVE against all resistant isolates.

CHEST 2005, being held in Montreal, Canada, from October 29-November 3, is the preeminent educational program for healthcare providers and researchers in clinical pulmonary and critical care medicine.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and mild to moderate community-acquired pneumonia. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated diarrhea (CDAD).

Important Safety Information about FACTIVE Tablets

The most common (more than 2% incidence) drug-related side effects reported in FACTIVE clinical trials were diarrhea (3.6%), rash (2.8%) and nausea (2.7%). In clinical trials, drug-related rash was reported in 2.8% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days. In clinical trials, the discontinuation rate due to drug-related adverse events was similar for FACTIVE tablets and comparators (2.2% versus 2.1%, respectively).

Gemifloxacin is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components. Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, antibiotic-associated colitis and tendon ruptures. Gemifloxacin should be discontinued immediately at the first sign of any of these events.

Fluoroquinolones may prolong the QT interval in some patients. Gemifloxacin should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents. In clinical studies with gemifloxacin, CNS effects have been reported infrequently. As with other fluoroquinolones, gemifloxacin should be used with caution in patients with known or suspected CNS diseases. If CNS reactions occur, gemifloxacin should be discontinued and appropriate measures instituted.

No significant drug-drug interactions were seen with theophylline, digoxin, oral contraceptives, cimetidine, omeprazole, and warfarin, although patients receiving a fluoroquinolone concomitantly with warfarin should be monitored closely. Drug-drug interactions include probenicid, sucralfate, antacids containing aluminum or magnesium, iron, multivitamins containing metal cations, and didanosine. The safety and effectiveness of gemifloxacin in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

Forward-Looking Statement

This press release may contain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to, (i) whether we will be able to file the proposed NDA prior to the end of the year and whether any such NDA will be approved so that we can expand the indications for which FACTIVE is approved, (ii) the delay in or inability to obtain additional regulatory approvals of our products and product candidates

-more-

CHEST Overview

October 31, 2005

due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates and (iii) our inability to successfully commercialize FACTIVE or promote TESTIM due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products. In addition, there is no assurance that the Company will enter into a co-promotion agreement with respect to FACTIVE on terms that are favorable to the Company or at all. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Factors Affecting Future Operating Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2005 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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